UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2017

Hawaiian Telcom Holdco, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34686 (Commission File Number)	16-1710376 (I.R.S. Employer Identification No.)

1177 Bishop Street, Honolulu, Hawaii (Address of principal executive offices)	96813 (Zip Code)

Registrant’s telephone number, including area code (808) 546-3561

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.             Submission of Matters to a Vote of Security Holders

On April 28, 2017, the Company held its Annual Meeting of Stockholders. Set forth below are the matters that were submitted to a vote of the stockholders and the final voting results:

1. Election of Directors	For	Withheld	Broker Non-Votes
Richard A. Jalkut	10,162,471	493,615	396,074
Kurt M. Cellar	10,162,471	493,615	396,074
Meredith J. Ching	10,173,137	482,949	396,074
Walter A. Dods, Jr.	10,161,330	494,756	396,074
N. John Fontana III	9,616,899	1,039,187	396,074
Steven C. Oldham	10,173,137	482,949	396,074
Robert. B Webster	9,616,899	1,039,187	396,074
Eric K. Yeaman	8,998,257	1,657,829	396,074
Scott K. Barber	9,616,899	1,039,187	396,074

	For	Against	Abstain	Broker Non-Votes
2. Non-binding advisory vote on the Company’s executive compensation	10,146,870	498,507	10,709	396,074

	3 Years	2 Years	1 Year	Abstain	Broker Non-Votes
3. Non-binding advisory vote on the frequency of future advisory votes on executive compensation	6,439,837	45,649	4,159,302	11,298	396,074

	For	Against	Abstain	Broker Non-Votes
4. Ratification of appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2017	11,049,009	3,067	84	—

Consistent with the voting results with respect to the frequency of future advisory votes on executive compensation, the Company will hold an advisory vote on the compensation of named executive officers every three years until the next required vote on the frequency of advisory votes on the compensation of executives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWAIIAN TELCOM HOLDCO, INC.

May 2, 2017	/s/ Scott K. Barber
Scott K. Barber
President and CEO